Exhibit 99.1

         Written Statement of the President and Chief Executive Officer
                          of The Middleton Doll Company
                         Pursuant to 18 U.S.C. ss. 1350


       Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned President and Chief Executive Officer of The Middleton Doll Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report of Form 10-Q of the Company for the quarter ended June 30, 200 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ George R. Schonath
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George R. Schonath
August 14, 2002